Exhibit 99.1

China Housing & Land Development, Inc.

6 Youyi Dong Lu, Han Yuan 4 Lou o Xi'an Shaanxi o P.R. China 710054 o www.chldinc.com

News release of financial results for the year 2007 • released March 28, 2008

NEWS RELEASE

China Housing & Land Development reports strongly higher sales and net income for the year 2007

Total revenues up 37 percent, net income up 84 percent

Highlights for 2007

•	Total revenues increased 36.6 percent to $73.91 million from $54.10 million.
•	Net income increased 83.4 percent to $16.69 million from $9.10 million.
•	Basic and diluted earnings per share increased 37.8 percent to $0.62 per share from $0.45.
•	Cash flow from operating activities provided $8.61 million, up 35.8 percent from 2006.
•	Cash flow from investing activities consumed $25.02 million, up 70.0 percent from 2006.
•	Cash flow from financing activities provided $18.42 million, up 111.8 percent from 2006.
•	Net debt as a percentage of total capital was 27.79 percent at year end 2007 compared with 59.49 percent at year end 2006.

Xi’an, China – March 28, 2008 – China Housing & Land Development, Inc., (OTC BB: CHLN) reported that net income for the year 2007 increased 83.4 percent to $16.69 million from $9.10 million in 2006, and earnings per diluted share increased 37.8 percent to $0.62 per share from $0.45 per diluted share in 2006.

Mr. Pingji Lu, chairman and chief executive officer of China Housing & Land Development, Inc., said, “We are very pleased to report our strong results for 2007. Our positioning in the robust real estate development market in greater Xi’an, along with the excellent execution of our strategies, has created our attractive performance in 2007.”

He continued, “We believe our market growth in the next decade will be driven by seven factors: the continuing migration from rural to urban areas as people seek higher incomes and greater wealth, China’s “Go West” policy that encourages people to move from the high-density cities on China’s eastern coast to growing regions like Xi’an, China’s continuing double-digit economic growth, the development of new technology companies in the region, multinational corporations that are choosing our area for their Chinese headquarters, Xi’an’s city-center tourism redevelopment plan that will move 450,000 citizens from the inner city to the outer regions of the city, and more specifically, our operations in the Baqiao area eight kilometers east of the Xi’an city center. In the Baqiao housing and land development project, we are responsible for the creation of infrastructure, and the creation and sale of housing, commercial, and industrial facilities within our 487 acres. All of our projects are advancing nicely.”

Year 2007 Results

Revenues

Total revenues for the year 2007 increased 36.6 percent to $73,912,850 from $54,099,486 in 2006.

Looking at revenues by our major projects, Project Tsining-24G revenues in 2007 grew 93.9 percent to $25,198,128 compared with $12,994,000 in 2006. The increase was due to the block sale of the hotel portion of one building in 2007.

Project Tsining JunJing I revenues in 2007 declined 77.4 percent to $8,964,783 from $39,649,762 in 2006 due to the absence in 2007 of the 2006 completion and delivery of all the units in nine buildings to all customers; therefore we recognized all the revenues for the nine buildings in 2006.

The Baqiao infrastructure construction project generated revenues of $10,790,610 in 2007 compared with no revenue in 2006, since the project was established in 2007. The revenues were generated from the completion of one damn, river management, a two kilometer road, and the suburban planning for the entire Baqiao high-tech industrial park.

The Baqiao land development project generated revenues in 2007 of $24,405,717 compared with no revenue in 2006, since the business also was established in 2007. The revenues were generated by the sale of a subsidiary that owns the right to use and develop about 18.5 acres of land in the project.

Revenues in 2007 for Additional projects grew 320.6 percent and totaled $4,220,087 compared with $1,003,412 in 2006. Additional projects principally included small projects. The increase in Additional projects revenues in 2007 was primarily due to the sale of an occupied residential-commercial building and the sale of several units in the company’s older projects.

Other income decreased 26.3 percent to $333,525 from $452,312 in 2006 primarily due to the absence in 2007 of a property clean-up project performed in 2006.

Cost of goods sold

The cost of sales in 2007 increased 17.6 percent to $43,221,757 compared with $36,749,683 in 2006. The primary sources of the increased cost were the Baqiao infrastructure construction and land development projects that were new in 2007.

Selling, general, and administrative expenses

Selling, general, and administrative expenses for 2007 decreased 8.7 percent to $2,919,360 from $3,197,310 in 2006. The decrease in selling, general, and administrative expenses was due primarily to the new Enterprise Resources Planning system adopted by the company in 2007 to control daily expenses.

Other expenses

Other expenses in 2007 decreased 80.9 percent to $57,416 compared with $301,158 in 2006. The 2007 decline was primarily due to the 2007 absence of the expenses in 2006 associated with the normal added finishing in the Tsining JunJing I and Tsining 24G projects desired by the customers to reach final satisfaction.

Interest Expense

Interest expense in 2007 increased 471.6 percent to $1,652,349 from $289,083 in 2006. The increase in 2007 was due primarily to the financing associated with the purchase of the company that owned the exclusive right to develop the Baqiao project and perform the related infrastructure construction.

Change in fair value of warrants

In 2006 and 2007 the company issued common shares with warrants. The warrants permit the shareholders to buy additional common shares at the prices specified in the warrant agreements. In 2007, shareholders exercised a total of 169,147 warrants to buy a total of 74,679 common shares. No warrants were exercised in 2006.

When a shareholder exercises a warrant to buy common shares, typically only when the stock price is higher than the warrant exercise price, the shareholder covers the exercise price and company covers the balance of the value to provide the common shares.

In addition, at year end 2007, the company was required to estimate the fair value of its remaining warrants outstanding, and it chose to use the Cox-Ross-Rubinstein Binomial Lattice valuation model to estimate their fair value.

The $632,296 reported in 2007 as the Change in fair value of warrants consists of (a) the cost to the company of the common shares issued as a result of the exercise of warrants in 2007 and (b) the estimated cost to the company to provide the common shares, assuming that all the warrants will be exercised sometime in the future. The basis for estimating the cost to provide those common shares was provided by the valuation model.

Effective income tax rate

The effective income tax rate for the year 2007 was 34.38 percent, up slightly from 33.26 percent in 2006. The increase was due primarily to one of the company’s operations whose required structure for owning two subsidiaries creates costs that cannot be used to reduce the company’s tax obligation.

Net income

Net income for the year 2007 increased 84.4 percent to $16,686,116 from $9,050,810 for the year 2006. The increase was primarily due to the 2007 addition of the two Baqiao projects, partly offset by the absence of the 2006 sales of the Tsining JunJing I and Tsining 24G projects, the 2007 change in the fair value of the warrants, and the higher interest expense associated with the Baqiao projects in 2007.

Earnings per share

Basic and diluted earnings per share were $0.62 in 2007, up 37.8 percent from $0.45 in 2006. The basic and diluted earnings per share were both $0.62 in 2007 because the warrants were anti-dilutive. Likewise, the basic and diluted earnings per share were both $0.45 in 2006 for the same reason.

Basic and diluted earnings per share were based on weighted average shares outstanding of 26,817,388 for 2007 and 20,277,615 for 2006. The 32.3 percent increase in the weighted average shares outstanding was due to the common shares with warrants issued in 2007.

Gain on foreign exchange

The company operates in China and accounts in the Chinese renminbi but reports its financial results in U.S. dollars, based on the exchange rates of the two currencies. During 2006 and 2007, the renminbi appreciated in value against the U.S. dollar, which when translating the operating results and financial positions at different exchange rates created the accrued gain on foreign exchange.

Cash flow discussion

Cash flow from operating activities in 2007 increased 35.8 percent to $8,611,383 from 2006, primarily due to higher net income from the sale of real estate and profit from the sale of land use rights.

Cash flow from investing activities in 2007 consumed $25,020,248, up 70.4 percent from 2006, primarily due to higher expenditures to acquire a company that held the right to develop the Baqiao project, and the absence of the 2006 purchases of buildings, equipment, and automobiles.

Cash flow from financing activities in 2007 provided $18,415,997, up 111.8 percent from 2006, primarily due to the issuance of common stock and warrants, partly offset by payments on loans.

As a result of the above cash flow changes from operating, investing, and financing activities, the increase in cash for the year 2007 was $2,007,132 compared with $358,864 in 2006.

Debt leverage

Total debt outstanding at year end 2007 was $27,922,125 compared with $29,707,492 at year end 2006. Net debt outstanding (total debt less cash) at year end 2007 was $25,469,759 compared with $28,219,588 at year end 2006. The company’s net debt as a percent of total capital (net debt plus shareholders’ equity) was 27.79 percent at year end 2007 and 59.49 percent at year end 2006. The reduction in net debt leverage was primarily due to the issuance of common stock and warrants and the net reduction in loans.

Total debt consists of the sum of the balance sheet lines titled payable to original shareholders, loans payable to New Land’s previous shareholders, loans from employees, and loans payable.

About China Housing & Land Development, Inc.

Based in Xi’an, the capital city of Shaanxi province in China, China Housing & Land Development, Inc., is a leading private developer of residential and commercial properties in northwest China. China Housing has been engaged in land acquisition, development, and management, including the sales of commercial and residential real estate properties through its wholly-owned subsidiary in China, since 1992.

In 2006, China Housing & Land Development became a U.S. publicly traded company registered in the state of Nevada in the U.S.A. By leveraging its strong relationships with China’s local state authorities, China Housing & Land Development, Inc., has been able to capitalize on the supply of available land and develop commercial and residential properties, further enhancing China Housing’s brand recognition and outperforming its competitors in medium size residential and commercial real estate developments in the region of Xi’an.

Conference call and webcast

China Housing & Land Development will webcast its earnings conference call at 8:00 a.m. eastern daylight time (U.S.A.) on Monday, March 31, 2008. A live audio broadcast of the conference call will be available on the investor relations page of the company’s website at http://www.chldinc.com.

Safe Harbor

This news release may contain forward-looking information about China Housing & Land Development, Inc., which is covered under the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as believe, expect, may, will, should, project, plan, seek, intend, or anticipate or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and China Housing & Land Development’s future performance, operations, and products.

Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Actual performance results may vary significantly from expectations and projections. Further information regarding this and other risk factors are contained in China Housing & Land Development, Inc.‘s public filings with the U.S. Securities and Exchange Commission. All information provided in this news release and in the attachments is as of March 28, 2008, and the Company does not undertake any obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under applicable law.

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China Housing & Land Development news releases, project information, photographs, and more are available on the internet at http://www.chldinc.com.

Contacts for investors and media

Jing Lu, Vice President & Board Secretary
+86 29.8258.2632 in Xi'an • jinglu@chldinc.com

William Xin, Chief Financial Officer
+86 150.9175.2090 in Xi'an
+1 917.371.9827 in San Francisco • william.xin@chldinc.com

Tom Myers, Christensen Investor Relations
+86 139.1141.3520 in Beijing • tmyers@christensenir.com

Kathy Li, Christensen Investor Relations
+1 212.618.1978 in New York • kli@christensenir.com

Financial statements follow:
Income statement, balance sheets, cash flow, and shareholders' equity.

FINANCIAL STATEMENTS

CHINA HOUSING & LAND DEVELOPMENT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DEMCEMBER 31, 2007, 2006 and 2005

	2007	2006	2005
REVENUES
Sales of properties	$73,579,325	$53,647,174	$32,450,037
Other income	333,525	452,312	335,681

Total Revenues	73,912,850	54,099,486	32,785,718

COSTS AND EXPENSES
Cost of sales	43,221,757	36,749,683	21,236,598
Selling, general and administrative expenses	2,919,360	3,197,310	3,632,627
Other expense	57,416	301,158	103,572
Interest expense	1,652,349	289,083	741,880
Change in fair value of warrants	632,296

Total costs and expenses	48,483,178	40,537,234	25,714,677

INCOME BEFORE PROVISION FOR INCOME TAXES	25,429,672	13,562,252	7,071,041

PROVISION FOR INCOME TAXES	8,743,556	4,511,442	2,333,444

NET INCOME	16,686,116	9,050,810	4,737,597

GAIN ON FOREIGN EXCHANGE	3,617,405	655,435	242,783

COMPREHENSIVE INCOME	$20,303,521	$9,706,245	$4,980,380

WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	26,871,388	20,277,615	20,000,000

DILUTED	26,871,388	20,277,615	20,000,000

EARNINGS PER SHARE
BASIC	$0.62	$0.45	$0.24

DILUTED	$0.62	$0.45	$0.24

See accompany notes to consolidated financial statements

CHINA HOUSING & LAND DEVELOPMENT, INC. AND SUBSIDIARIES

Consolidated Statements of Balance Sheets
As of December 31, 2007 and December 31, 2006

	December 31, 2007	December 31, 2006
ASSETS
Cash	$2,351,015	$379,633
Cash - restricted	101,351	1,108,271
Accounts receivable, net of allowance for doubtful
accounts of $94,514 and $79,118, respectively	12,107,882	3,070,516
Other receivables, prepaid expenses and other assets	622,759	986,039
Notes receivable, net	947,918	2,127,271
Real estate
Finished projects	16,130,130	37,247,436
Construction in progress	24,856,801	9,730,650

Total real estate held for development or sale	40,986,931	46,978,086

Property and equipment, net	5,707,012	17,701,896
Asset held for sale	12,910,428	—
Advances to suppliers	2,071,549	493,570
Deposits on land use rights	29,694,103	—
Intangible asset, net	48,205,697	—

Total assets	$155,706,645	$72,845,282

LIABILITIES
Accounts payable	$9,311,995	$5,324,815
Advances from customers	5,258,351	2,902,426
Accrued expenses	1,903,451	1,738,584
Payable to original shareholders	—	5,462,798
Loans payable to New Land's previous shareholders	11,413,229	—
Income and other taxes payable	22,711,981	11,386,169
Other payables	3,881,137	2,572,838
Loans from employees	2,388,862	1,037,842
Loans payable	14,120,034	23,206,852
Deferred tax	15,907,880	—
Warrants liability	2,631,991	—

Total liabilities	89,528,911	53,632,324

SHAREHOLDERS' EQUITY
Common stock: $.001 par value, authorized 100,000,000 shares	30,142	20,619
issued and outstanding 30,141,887 and 20,619,223, respectively
Additional paid in capital	28,381,534	7,192,600
Statutory reserves	2,885,279	2,150,138
Retained earnings	30,365,156	14,414,181
Capital contribution receivable	—	(5,462,798)
Accumulated other comprehensive income	4,515,623	898,218

Total shareholders' equity	66,177,734	19,212,958

Total liabilities and shareholders' equity	$155,706,645	$72,845,282

See accompany notes to consolidated financial statements

CHINA HOUSING & LAND DEVELOPMENT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

	2007	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$16,686,116	$9,050,810	$4,737,597
Adjustments to reconcile net income to cash
provided by (used in) operating activities:
Depreciation	423,932	354,444	124,404
Gain on disposal of fixed assets	(48,347)	(149,830)	—
Amortization of stock issued for investor relations fees	131,400	—	—
Amortization on intangible assets	1,157,758	—	—
Loss on investment	—	—	6,597
Change in fair value of warrants	632,296	—	—
Non-cash proceeds from sales	(10,783,201)
(Increase) decrease in assets:
Accounts receivable	(8,463,433)	77,630	82,371
Real estate	13,696,294	3,640,231	(2,613,747)
Advance to suppliers	(1,480,596)	11,930,759	(6,672,673)
Deposit on land use rights	(17,695,934)	—	—
Other receivable and deferred charges	658,893	(1,118,155)	(1,248,884)
Increase (decrease) in liabilities:
Accounts payable	2,556,717	2,716,495	(1,737,640)
Advances from customers	2,066,546	(28,428,381)	3,913,777
Accrued expense	42,522	1,625,843	2,596,303
Other payable	(1,016,610)	(266,309)	(123,000)
Income and other taxes payable	10,047,030	6,909,809	(2,242,998)

Net cash provided by (used in) operating activities	8,611,383	6,343,346	(3,177,893)

CASH FLOWS FROM INVESTING ACTIVITIES:
Change in restricted cash	1,039,410	591,312	1,586,420
Purchase of buildings, equipment and automobiles	(244,355)	(13,269,773)	(2,834,214)
Notes receivable collected, net	1,272,541	(2,246,025)	—
Proceeds from sale of fixed assets	—	243,616	—
Proceeds from sale of long term investment	—	—	492,000
Payments to acquire subsidiary, net of cash received	(27,087,844)	—	—

Net cash used in investing activities	(25,020,248)	(14,680,870)	(755,794)

CASH FLOWS FROM FINANCING ACTIVITIES:
Loan proceeds	3,944,359	13,835,303	14,760,000
Payments on loans	(14,202,410)	(7,905,887)	(10,824,000)
Loans from employees, net	1,226,736	1,016,551	—
Loans from New Land previous shareholders	4,207,315	—	—
Proceeds from issuance of common stock and warrants	23,239,997	1,750,421	—

Net cash provided by financing activities	18,415,997	8,696,388	3,936,000

INCREASE IN CASH	2,007,132	358,864	2,313

EFFECTS ON FOREIGN CURRENCY EXCHANGE	(35,750)	(9,976)	706

NET INCREASE IN CASH	1,971,382	348,888	3,019

CASH, beginning of period	379,633	30,745	27,726

CASH, end of period	$2,351,015	$379,633	$30,745

Supplemental disclosure of cash flow information:
Cash paid for interest expense	$1,975,917	$2,147,800	$170,928

Cash paid for income taxes	$384,615	$—	$2,476,096

See accompany notes to consolidated financial statements

CHINA HOUSING & LAND DEVELOPMENT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

	Common Stock		Additional paid-in	Statutory	Retained	Capital contribution	Accumulated other comprehensive
	Shares	Par Value	capital	reserves	earnings	receivable	income	Totals
BALANCE, December 31, 2004	20,000,000	$20,000	$5,442,798	$523,538	$2,252,373	$—	$—	$8,238,709

Net Income	—	—	—	—	4,737,598	—	—	4,737,598
Adjustment to statutory reserve	—	—	—	710,640	(710,640)	—	—	—
Foreign currency translation adjustment	—	—	—	—	—	—	242,783	242,783

BALANCE, December 31, 2005	20,000,000	$20,000	$5,442,798	$1,234,178	$6,279,331	$—	$242,783	$13,219,090

Common stock issued for cash at $3.25	619,223	619	1,749,802	—	—	—	—	1,750,421
Net Income	—	—	—	—	9,050,810	—	—	9,050,810
Adjustment to statutory reserve	—	—	—	915,960	(915,960)	—	—	—
Capital contribution receivable	—	—	—	—	—	(5,462,798)	—	(5,462,798)
Foreign currency translation adjustment	—	—	—	—	—	—	655,435	655,435

BALANCE, December 31, 2006	20,619,223	$20,619	$7,192,600	$2,150,138	$14,414,181	$(5,462,798)	$898,218	$19,212,958

Common stock issued for consulting service	60,000	60	131,340	—	—	—	—	131,400
Common stock and warrants issued at $2.70	9,387,985	9,388	20,532,623	—	—	—	—	20,542,011
Common stock issued from warrants conversion	74,679	75	524,971	—	—	—	—	525,046
Net Income	—	—	—	—	16,686,116	—	—	16,686,116
Adjustment to statutory reserve	—	—	—	735,141	(735,141)	—	—	—
Capital contribution receivable	—	—	—	—	—	5,462,798	—	5,462,798
Foreign currency translation adjustment	—	—	—	—	—	—	3,617,405	3,617,405

BALANCE, December 31, 2007	30,141,887	$30,142	$28,381,534	$2,885,279	$30,365,156	$—	$4,515,623	$66,177,734

See accompany notes to consolidated financial statements